FISCHER WATT GOLD COMPAY, INC.

                                Filing Type: 8-K
                           Description: Current Report
                         Filing Date: December 13, 2000

                          Period End: December 13, 2000

                             Primary Exchange: NSDEC
                                  Ticker: FWGO

                                Table of Contents

                                       8-K

Item 5.........................................................................1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report December 13, 2000

                         Commission File Number 0-17386

                         FISCHER-WATT GOLD COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                                         88-0227654
        ---------                                      ------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                 1410 Cherrywood Drive, Coeur d'Alene, ID 83814
                     (Address of principal executive office)

                                 (208)-664-6757
              (Registrant's telephone number, including area code)


ITEM 5.  OTHER EVENTS.

For purposes of this Registration Statement "The Company", "Fischer Watt", "FWGO", and "FWG" have the same meaning and refer to Fischer Watt Cold Company, Inc. The terms "Bullet", "Bullet Holdings Inc." and "Grupo de Bullet" are used interchangeable and refer to Grupo de Bullet, S. A., a Colombian Corporation.

On October 30, 2000, the Board of Directors of the Company authorized the sale of the Company assets located in The Republic of Colombia, South America. On November 21, 2000, The Company interred into an Agreement to Sell the assets of its El Limon mine and certain other properties to "Grupo de Bullet". In consideration of this agreement the Company will receive $US3.7 million which will be paid as a production royalty.

A copy of the Agreement to Sale is attached with, and considered part of, this filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     By:/s/  George Beattie
                     ---------------------------------------
                     Name:   George Beattie
                     Title:  President

Dated:  December 13, 1999

                           Enclosure - Sales Agreement

This Agreement for the sale of certain property located in the Republic Of Colombia, South America, made and effective this November 21, 2000, by and between and Fischer-Watt Gold Company, Inc., (including its subsidiary Oronorte S.A., a Colombian corporation) the "Seller" and Bullet Holdings Inc. (collectively with its subsidiaries, including Grupo de Bullet S.A., a Colombian corporation) the "Buyer'.

Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, el Limon Mine, and underground gold mine, with its existing infrastructure and equipment and the rights to several exploration concessions located in the Republic of Colombia, South America.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase the following property:

Property:
1. El Lim6n Mine with its existing infrastructure and equipment.
2. Juan Vara prospect.
3. La Aurora Mine.
4. El Carmen Mine with its existing infrastructure where past works developed a shaft and produced gold in 1998.
5. Mining titles:  RPP12 and licenses 620, 367, 3389,  1389, 806, 811, 805, 369,
   778, 779, 812 and 576.

The parties have agreed to the following sale terms:

Sale Price: US$3,700,000 Terms:
1) US$3,700,000 to be paid from a 3% net smelter royalty (NSR) on all production sales less:
    a) Mine and processing plant rehabilitation to 100 TPD processing capacity (US$150,000 maximum)
    b) Cash payments made to date by Buyer to Seller offset up to $95,000 owed to the Seller by the Buyer from the sale of diamond core drills
    c) Any cash payments to or settlements with Oronorte S.A. creditors.


2)  Should the Buyer resale the El Lim6n mine within two years for:
    a) a) US$3,700,000 or less, the Company will be credited with 10% of the net sales proceeds and, I Fischer-Watt/Oronorte will be credited with 90% of the net sale proceeds.
    b) US$3,700,000 or more, the Company and Fischer-Watt/Oronorte agree to split on 500/o/50% basis any net sales proceeds above US$3,700,000 subject to the previous paragraph 2 (a) US$3,700,000 credits.

Definition:
"Net Smelter Return Royalty," or "NSR". Royalty based on the net amount shown due by the smelter or other place of sale as indicated by its return or settlement sheets, after payment of all freight charges from the shipping point to the smelter, and after all smelter charges have been deducted, but without deduction of any other charges.

Property Location.
The properties are located in north central Antioquia, in the municipalities of Zaragoza and El Bagre, within the boundaries of the mining titles mentioned in "Property' #5.

Taxes.
Buyer shall pay or reimburse Seller as appropriate for any sales, use, excise or other tax imposed or levied with respect to the payment of the purchase price or the conveyance of tide to Buyer. In no event shall Buyer be responsible for any tax imposed upon Seller based upon Seller's income or for the privilege of doing business.

Notices.
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services.

If to Seller:     1621 North 3rd. Street, Suite 1000
                  Coeur d'Alene, Idaho 83814, USA

If to Buyer:      1101 30th Street NW #500
                  Washington, DC 20007, USA

Governing Law.
This Agreement shall be construed and enforced in accordance with the laws of the state of New York.

Final Agreement.
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

Severabiliy.
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

Headings.
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

Dispute resolution.
Any dispute, controversy or claim arising out of, in relation to or in connection with this Agreement or the operations carried out under this Agreement, including any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement shall be exclusively and finally settled by binding arbitration before a single arbitrator conducted in accordance with the international Arbitration Rules of the American Arbitration Association. Either party may initiate arbitration by giving notice to the other party. If the parties cannot agree upon the selection of an arbitrator within thirty (30) days after arbitration is initiated, the selection shall be made by the American Arbitration Association. This decision rendered by the arbitrator may be entered into any court. Fees and expenses of the arbitration, including travel costs, and attorney's fees and costs of the prevailing party shall be home by the party against whom the arbitrated issue is decided. Arbitration shall be conducted in English in Washington, DC. This Agreement shall be interpreted and construed under the laws of the State of New York, except the choice of law and comity provisions thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

By: /S/ George Beattie                          /S/ Robert Allen
----------------------                          ----------------
        George Beattie                              Robert Allen
        Fischer-Watt Gold Company, Inc.             Bullet Holdings Inc.
        President                                   Principle